EXHIBIT 10(aw)


                                [GRAPHIC OMITTED]

                        Digital Broadcasting Site System


                            Site Operations Agreement


                                      With

                     Wherehouse Entertainment, Incorporated

     AGREEMENT made this th day of 1999, by and between Wherehouse Entertainment, Incorporated ("Wherehouse") and DistributedMedia.com Incorporated ("DMC").

     WHEREAS, DMC is in the business of providing a system which integrates various patent pending technologies to deliver site-selected audio programming, broadcast advertising and on-wall billboard advertising, known as the Digital Broadcast Site system ("DBS"); and

     WHEREAS, WHEREHOUSE wishes DMC to install a DBS system or systems in its place or places of business, identified on Exhibit A, attached hereto (the "Premises").

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto do hereby agree as follows:

     1. Term.

          a. The Term of this agreement shall commence on the date hereof and end five (5) years thereafter. The Term of this agreement shall automatically renew itself for successive five (5) year periods thereafter, unless terminated by WHEREHOUSE by provision to DMC of written notice of its intention not to renew this agreement, not later than 120 days prior to the expiration of the then current term.

          b. WHEREHOUSE and DMC will conduct a test of the system at six (6) sites. Once the six sites are up and running, a ninety (90) day test period will begin. If at any time during this ninety day period WHEREHOUSE decides that it is not in its best interests to continue, WHEREHOUSE may at its discretion cancel this agreement.

          c. During the test period, the Advertising Standards and Practices (outlined in Exhibit C) will be adjusted if necessary to the mutual satisfaction of both WHEREHOUSE and DMC in advance of the large scale deployment of sites.

     2. Digital Music System.

          a. License. DMC hereby grants to WHEREHOUSE a revocable license to use, throughout the Term hereof and in the manner set forth herein, systems for up to 609 stores. Additional stores can be added with mutual agreement by the parties.

               b. Installation; Equipment ownership. DMC shall, at its sole cost and expense, install the DBS Equipment in the Premises, in locations selected by WHEREHOUSE and reasonably approved by DMC.

                    The DBS Equipment shall at all times remain the sole and exclusive property of DMC. WHEREHOUSE shall execute and permit DMC to file any financing statement or other documentation necessary to preserve or perfect DMC's ownership of the DBS Equipment. WHEREHOUSE shall not attempt to transfer, sell, lien, pledge or encumber the DBS Equipment. WHEREHOUSE shall not move the DBS Equipment. If WHEREHOUSE requires the equipment moved, it shall request it in writing. If so requested, DMC shall schedule time to move the equipment. Upon the expiration or earlier termination hereof, WHEREHOUSE shall immediately provide DMC access to the Premises or subsequent location of the DBS Equipment in order to remove same.

               c. Maintenance. DMC will maintain, service and replace all components of the DBS system throughout the Term hereof at its sole cost and expense.

     3. Advertising Revenue Participation.

     DMC shall pay to WHEREHOUSE twenty-five per cent (25%) of the gross revenues, which DMC receives from advertising sponsors, which is attributable to the Premises' participation as a DBS site. DMC shall pay such percentage of advertising revenue to WHEREHOUSE quarterly, in arrears.

     If DMC agrees to a sharing percentage greater than 25% with any other music retailer (such as Trans World Entertainment or The WIZ), DMC will adjust the sharing percentage with Wherehouse so that it is equal to the higher percentage.

     4. Programming.

               a. Music Selection: DMC will provide music to each DBS system during the hours of WHEREHOUSE's normal business operations during the Term of this agreement at no cost to WHEREHOUSE. WHEREHOUSE may select its preferences of music categories from those set forth on Exhibit B, attached hereto. Throughout the Term hereof, DMC will reasonably incorporate WHEREHOUSE's preferences through regular updates of the musical programming.

               b. WHEREHOUSE will request specific music tracks, and DMC will program the music as requested by WHEREHOUSE.

     5. Advertising.

               a. DMC will play up to 12 minutes of audio advertising spots per hour throughout each programming day.

               b.   DMC will place visual advertisements on each speaker.

               c. DMC shall not place or play advertisements in WHEREHOUSE's locations that are competitive to WHEREHOUSE.

               d. DMC will not sell advertising to WHEREHOUSE's coop advertisers unless the dollars received by DMC are incremental to the dollars already being received by WHEREHOUSE for its coop programs.

               e. DMC will be allowed to solicit "Pay-for-Play" revenue from record and movie companies.

               f. All ads will comply with the DMC Advertising Standards and Practices as defined in Exhibit C.

     6. Demographics.

     Throughout the term of this agreement, WHEREHOUSE will, upon request, provide to DMC reasonably detailed information concerning the number of its customers and clientele in each store each day.

     7. Notices.

     All notices hereunder shall be made by first class mail, national overnight delivery service, telecopier or hand-delivery to the following addresses:

              To DMC:
                  DistributedMedia.com, Incorporated
                  One Dock Street
                  Stamford, CT. 06902
                  Attn: James McManus, President and Chief Executive Officer

              With a copy to:
                  Lev, Berlin & Dale, P.C.
                  535 Connecticut Avenue
                  Norwalk, CT. 06854
                  Attn. Duane L. Berlin, Esq.

              To Wherehouse:
                  Wherehouse Entertainment, Incorporated:
                  19701 Hamilton Avenue
                  Torrance, CA 90502-1334
                  Attn: Antonio C. Alvarez II, Chairman and CEO

              With a copy to:






     8. Integration; Disclaimers.

          a. Sole Agreement: This agreement constitutes the sole and exclusive understanding of the parties with respect to the subject matter hereof.

          b. No Warranties; Waiver of Claims: WHEREHOUSE and DMC hereby acknowledges that neither party has made any representation or warranty, express or implied, except as specifically set forth herein. Additionally, each party hereby releases and holds each other, its affiliates and agents harmless from and against any loss, claim, liability or damage relating or with regard to the transactions contemplated by or discussed herein other than those caused by either party willful misconduct and in all events waives any claim for lost profits or other consequential damages in this connection.

     9. Binding Effect.

     This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

     10. Governing Law.

     This agreement shall be governed by the laws of the State of Connecticut, without giving effect to principles of conflicts of law.


                DistributedMedia.com, Incorporated


               ____________/S/______________________
               By: James McManus

               Its: President and Chief Executive Officer



               Wherehouse Entertainment, Incorporated

               ____________/S/______________________
               By: Larry C. Gaines

               Its: Chief Marketing and Merchandise Officer

                                    Exhibit A
                                  The Premises



To be completed:

                                    Exhibit B
                                Music Categories


      1         Acoustic Guitar
      2         All Time Favorites
      3         Broadway Favorites
      4         Caribbean
      5         Classical
      6         Classical, Light
      7         Contemporary Hits
      8         Contemporary, Adult 45+
      9         Contemporary, Adult, Hot
      10        Contemporary, Adult, Mainstream
      11        Country, Classic
      12        Country, Hits
      13        Dance
      14        Dixieland
      15        Easy Listening Mix
      16        Ethereal / Ambient
      17        Exotic
      18        Futuristic / Space
      19        Great Movie Themes
      20        Hip Hop
      21        Inspirational
      22        Instrumental
      23        Jazz
      24        Jazz, Light
      25        New Age
      26        Piano Selections
      27        Rhythm & Blues
      28        Rhythm & Blues, Classics
      29        Rock, Alternative
      30        Rock, Classic
      31        Rock, Hard
      32        Rock, Soft
      33        Romantic
      34        Site Favorites
      35        Sophisticated
      36        Top 40
      37        Upbeat

                                    Exhibit C
                     DMC Advertising Standards and Practices

DMC-SPECIFIC CODE

1.1  Advertisements must be appropriate to the demographics of the store.

1.2 Advertisements for or that contain alcohol, tobacco, sex, condoms, offensive language are not permitted except in pre-approved locations.

1.3 Advertisements for religious or political messages or that express specific opinions and special interest are not permitted.

1.4 Advertisements that are competitive to the store or merchandise and services in the store are not permitted.

1.5 All audio spots will be either 10 or 20 seconds in length. Run-overs, such as 11 second spots are not permitted.

1.6  Pacing for audio spots will not exceed typical conversational speed.

1.7 Pre-produced spots must be reviewed by DMC to ensure that all standards are met.

STANDARD ADVERTISING CODE - Principles

2.1  All advertisements should be legal, decent, honest and truthful.

2.2 All advertisements should be prepared with a sense of responsibility to consumers and to society.

2.3 All advertisements should respect the principles of fair competition generally accepted in business.

2.4  No advertisement should bring advertising into disrepute.

STANDARD ADVERTISING CODE - Substantiation

3.1 Before submitting an advertisement for publication, advertisers must hold documentary evidence to prove all claims, whether direct or implied, that are capable of objective substantiation.

3.2 If there is a significant division of informed opinion about any claims made in an advertisement they should not be portrayed as universally agreed.

3.3 If the contents of non-fiction books, tapes, videos and the like have not been independently substantiated, advertisements should not exaggerate the value or practical usefulness of their contents.

3.4 Obvious untruths or exaggerations that are unlikely to mislead and incidental minor errors and unorthodox spellings are all allowed provided they do not affect the accuracy or perception of the advertisement in any material way.

STANDARD ADVERTISING CODE - Legality

4.1 Advertisers have primary responsibility for ensuring that their advertisements are legal.

4.2 Advertisements should contain nothing that breaks the law or incites anyone to break it, and should omit nothing that the law requires.

STANDARD ADVERTISING CODE - Decency

5.1 Advertisements should contain nothing that is likely to cause serious or widespread offense. Particular care should be taken to avoid causing offense on the grounds of race, religion, sex, sexual orientation or disability.

5.2 Advertisements may be distasteful without necessarily conflicting with 5.1 above. Advertisers are urged to consider public sensitivities before using potentially offensive material.

5.3 The fact that a particular product is offensive to some people is not sufficient grounds for objecting to an advertisement for it.

STANDARD ADVERTISING CODE - Honesty

6.1 Advertisers should not exploit the credulity, lack of knowledge or inexperience of consumers.

STANDARD ADVERTISING CODE - Truthfulness

7.1 No advertisement should mislead by inaccuracy, ambiguity, exaggeration, omission or otherwise.

STANDARD ADVERTISING CODE - Matters of opinion

8.1 Advertisers may give a view about any matter, including the qualities or desirability of their products, provided it is clear that they are expressing their own opinion rather than stating a fact.

STANDARD ADVERTISING CODE - Fear and distress

9.1 No advertisement should cause fear or distress without good reason. Advertisers should not use shocking claims or images merely to attract attention.

9.2 Advertisers may use an appeal to fear to encourage prudent behavior or to discourage dangerous or ill-advised actions; the fear likely to be aroused should not be disproportionate to the risk.

STANDARD ADVERTISING CODE - Safety

10.1 Advertisements should not show or encourage unsafe practices except in the context of promoting safety. Particular care should be taken with advertisements addressed to or depicting children and young people.

10.2 Consumers should not be encouraged to drink and drive. Advertisements, including those for breath testing devices, should not suggest that the effects of drinking alcohol can be masked and should include a prominent warning on the dangers of drinking and driving.

STANDARD ADVERTISING CODE - Violence and anti-social behavior

11.1 Advertisements should contain nothing that condones or is likely to provoke violence or anti-social behavior.

STANDARD ADVERTISING CODE - Protection of privacy

12.1 Advertisers are urged to obtain written permission in advance if they portray or refer to individuals or their identifiable possessions in any advertisement. Exceptions include most crowd scenes, portraying anyone who is the subject of the book or film being advertised and depicting property in general outdoor locations.

12.2 Advertisers who have not obtained prior permission from entertainers, politicians, sportsmen and others whose work gives them a high public profile should ensure that they are not portrayed in an offensive or adverse way. Advertisements should not claim or imply an endorsement where none exists.

12.3 Prior permission may not be needed when the advertisement contains nothing that is inconsistent with the position or views of the person featured. Advertisers should be aware that individuals who do not wish to be associated with the advertised product may have a legal claim.

12.4 References to anyone who is deceased should be handled with particular care to avoid causing offense or distress.

STANDARD ADVERTISING CODE - Testimonials and endorsements

13.1 Advertisers should hold signed and dated proof, including a contact address, for any testimonial they use. Testimonials should be used only with the written permission of those giving them.

13.2 Testimonials should relate to the product being advertised.

13.3 Testimonials alone do not constitute substantiation and the opinions expressed in them must be supported, where necessary, with independent evidence of their accuracy.

13.4 Fictitious endorsements should not be presented as though they were genuine testimonials.

13.5 References to tests, trials, professional endorsements, research facilities and professional journals should be used only with the permission of those concerned.

STANDARD ADVERTISING CODE - Prices

14.1 Any stated price should be clear and should relate to the product advertised. Advertisers should ensure that prices match the products illustrated.

14.2 If the price of one product is dependent on the purchase of another, the extent of any commitment by consumers should be made clear.

14.3 Price claims such as 'up to' and 'from' should not exaggerate the availability of benefits likely to be obtained by consumers.

STANDARD ADVERTISING CODE - Guarantees

15.1 The full terms of any guarantee should be available for consumers to inspect before they are committed to purchase. Any substantial limitations should be spelled out in the advertisement.

15.2 Advertisers should inform consumers about the nature and extent of any additional rights provided by the guarantee, over and above those given to them by law, and should make clear how to obtain redress.

15.3 'Guarantee' when used simply as a figure of speech should not cause confusion about consumers' legal rights.

STANDARD ADVERTISING CODE - Comparisons

16.1 Comparisons can be explicit or implied and can relate to advertisers' own products or to those of their competitors; they are permitted in the interests of vigorous competition and public information.

16.2 Comparisons should be clear and fair. The elements of any comparison should not be selected in a way that gives the advertisers an artificial advantage.

STANDARD ADVERTISING CODE - Denigration

17.1 Advertisers should not unfairly attack or discredit other businesses or their products.

17.2 The only acceptable use of another business's broken or defaced products in advertisements is in the illustration of comparative tests, and the source, nature and results of these should be clear.

STANDARD ADVERTISING CODE - Exploitation of goodwill

18.1 Advertisers should not make unfair use of the goodwill attached to the trademark, name, brand, or the advertising campaign of any other business.

STANDARD ADVERTISING CODE - Imitation

19.1 No advertisement should so closely resemble any other that it misleads or causes confusion.